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                                    EXHIBIT 5

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                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099



August 17, 2001

XO Communications, Inc.
11111 Sunset Hills Road
Reston, VA  20190

Ladies and Gentlemen:

We have acted as counsel to XO Communications, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 17, 2001 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 12,000,000 shares of Class A common stock of the Company, par value $0.02 per share (the "Common Stock"), issuable pursuant to the terms of the XO Communications, Inc. 401(k) Savings and Retirement Plan and the XO Communications, Inc. Stock Option Plan (collectively, the "Plans").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that, in our opinion, the shares of Common Stock to be originally issued, when duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans for consideration in excess of $0.02 per share, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.



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This opinion is limited to the laws of the State of New York, the General
Corporation Law of the State of Delaware and Federal law.

Very truly yours,

/s/ Willkie Farr & Gallagher